Teads Holding Co. Announces Second Quarter 2026 Results

New York – August 6, 2026 — Teads Holding Co. (Nasdaq: TEAD) (“Teads” or the “Company”) announced today financial results for the quarter ended June 30, 2026.
Second Quarter 2026 Key Financial Metrics:

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions USD)	2026	2025	% Change	2026	2025[1]	% Change
Revenue	$284.6	$343.1	(17)%	$550.6	$629.5	(13)%
Gross profit	95.6	120.3	(21)%	179.2	202.9	(12)%
Net loss	(42.5)	(14.3)	(197)%	(81.3)	(69.2)	(17)%
Net cash provided by (used in) operating activities	9.2	25.0	(63)%	(25.7)	24.1	(207)%

Non-GAAP Financial Data*
Ex-TAC gross profit	123.4	144.2	(14)%	231.3	247.3	(6)%
Adjusted EBITDA	7.0	27.0	(74)%	7.7	37.7	(80)%
Adjusted net loss	(40.0)	(9.7)	(312)%	(76.2)	(25.0)	(205)%
Adjusted free cash flow	3.2	22.1	(86)%	(37.9)	27.4	(238)%
_____________________________
1 Incorporates the results of operations for Legacy Teads (as defined below) from February 3, 2025 through June 30, 2025
* See non-GAAP reconciliations below

“We are pleased with the results across our strategic growth drivers in Q2, highlighted by 67% CTV growth and expanding omnichannel wins in our Enterprise business,” said David Kostman, CEO of Teads. "Our Direct Response and SME business faced open-web headwinds, which we are actively mitigating. We plan to leverage the momentum in our Enterprise business to continue investments to accelerate high-margin growth," added Kostman.

Second Quarter 2026 and Recent Business Highlights:

•CTV Momentum:
◦Delivered CTV revenue growth of 67% year-over-year, an acceleration from recent quarters, with CTV now representing 13% of our Q2 revenue compared with 7% in Q2 2025.
◦Introduced the Teads CTV Ensemble—our unified suite combining HomeScreen and InStream capabilities to deliver AI-driven, full-funnel outcomes.
◦Expanded our partnership with Lumen Research to bring exclusive attention measurement to our CTV HomeScreen placements globally, giving advertisers independent validation of campaign impact.
◦Renewed our exclusive partnership with LG across Europe and Asia-Pacific, extending into key new markets.
◦Partnered with TiVo Ads, directly integrating their HomeScreen placements into Teads Ad Manager to unlock access to 5.3 million households across the U.S., Canada, and the U.K.
•Omnichannel Adoption: Branding customers utilizing omnichannel campaigns represented 16% of CTV spend, up from 9% in Q2 2025.
•Joint Business Partnership Renewals: Renewed several Joint Business Partnerships, with brands including Stellantis, LVMH, Warner Brothers and Dyson.
•Launched Teads EngageOS, an AI-powered operating system for publishers, which unifies editorial content and ad inventory to optimize total revenue across an entire reader session—designed to protect audience engagement while delivering higher yield.
Second Quarter 2026 Financial Highlights:
•Revenue of $284.6 million, a decrease of $58.5 million, or 17%, compared to $343.1 million in the prior year period. Results include net favorable foreign currency effects of approximately $0.8 million.
•Gross profit of $95.6 million, a decrease of $24.7 million, or 21%, compared to $120.3 million in the prior year period. Gross margin decreased to 33.6%, compared to 35.1% in the prior year period.
•Ex-TAC gross profit of $123.4 million, a decrease of $20.8 million, or 14%, compared to $144.2 million in the prior year period. Our Ex-TAC gross margin increased to 43.4%, compared to 42.0% in the prior year period.
•Net loss of $42.5 million, compared to a net loss of $14.3 million in the prior year period. Net loss in the current period included a $7.3 million income tax provision, $1.6 million of acquisition and integration costs and $1.2 million of restructuring costs. Net loss in the prior period included a $5.8 million income tax benefit, $5.4 million of acquisition and integration costs, $1.7 million of restructuring charges and a $1.2 million gain on repurchase of debt.

•Adjusted net loss of $40.0 million, compared to adjusted net loss of $9.7 million in the prior year period. Adjusted net loss included a $7.3 million income tax provision in the current period, compared to a $5.8 million income tax benefit in the prior period, due to certain losses being subject to valuation allowances in the current period.
•Adjusted EBITDA of $7.0 million, compared to Adjusted EBITDA of $27.0 million in the prior year period, including net unfavorable foreign currency effects of approximately $2.5 million.
•Net cash provided by operating activities of $9.2 million, compared to net cash provided by operating activities of $25.0 million in the prior year period. Adjusted free cash flow of $3.2 million, compared to adjusted free cash flow of $22.1 million in the prior year period.
•Cash, cash equivalents and investments in marketable securities were $91.0 million, comprised of cash and cash equivalents of $88.0 million and short-term investments in marketable securities of $3.0 million as of June 30, 2026.
•Total debt obligations were $614.5 million, including the $607.4 million carrying value of our 10.000% senior secured notes due 2030 (principal amount of $628.2 million, net of unamortized discount and deferred financing costs) and $7.1 million outstanding under a short-term overdraft facility assumed in the acquisition (the “Acquisition”) of TEADS, a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg (“Legacy Teads”).
Outlook

Given the volatility of the Direct Response and SME business, and as we execute on our strategic initiatives, we are suspending guidance, including with respect to our previously provided full-year 2026 Adjusted EBITDA guidance.
Conference Call and Webcast Information
Teads will host an investor conference call this morning, Thursday, August 6 at 8:30 am ET. Interested parties are invited to listen to the conference call which can be accessed live by phone by dialing 1-888-396-8049 or for international callers, 1-416-764-8646. A replay will be available three hours after the call and can be accessed by dialing 1-877-660-6853, or for international callers, 1-201-612-7415. The passcode for the live call and the replay is 13761778. The replay will be available until August 20, 2026. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investors Relations section of the Company’s website at https://investors.teads.com. The online replay will be available for a limited time shortly following the call.
Non-GAAP Financial Measures
In addition to GAAP performance measures, we use the following supplemental non-GAAP financial measures to evaluate our business, measure our performance, identify trends, and allocate our resources: Ex-TAC gross profit, Ex-TAC gross margin, Adjusted EBITDA, free cash flow, adjusted free cash flow, adjusted net income (loss), and adjusted diluted EPS. These non-GAAP financial measures are defined and reconciled to the corresponding GAAP measures below. These non-GAAP financial measures are subject to significant limitations, including those we identify below. In addition, other companies in our industry may define these measures differently, which may reduce their usefulness as comparative measures. As a result, this information should be considered as supplemental in nature and is not meant as a substitute for revenue, gross profit, net income (loss), diluted EPS, or cash flows from operating activities presented in accordance with GAAP.
Because we are a global company, the comparability of our operating results is affected by foreign exchange fluctuations. We calculate certain constant currency measures and foreign currency impacts by translating the current year’s reported amounts, excluding new acquisitions, into comparable amounts using the prior year’s exchange rates. All constant currency financial information that may be presented is non-GAAP and should be used as a supplement to our reported operating results. We believe that this information is helpful to our management and investors to assess our operating performance on a comparable basis. However, these measures are not intended to replace amounts presented in accordance with GAAP and may be different from similar measures calculated by other companies.
Forward-looking non-GAAP financial measures are calculated based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. The Company has not provided quantitative reconciliations of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures because it is unable, without unreasonable effort, to predict with reasonable certainty the occurrence or amount of all excluded items that may arise during the forward-looking period, which can be dependent on future events that may not be reliably predicted. Such excluded items could be material to the reported results individually or in the aggregate.
Ex-TAC Gross Profit
Ex-TAC gross profit is a non-GAAP financial measure. Gross profit is the most comparable GAAP measure. In calculating Ex-TAC gross profit, we add back other cost of revenue to gross profit. Ex-TAC gross profit may fluctuate in the future due to various factors, including, but not limited to, seasonality and changes in the number of media partners and advertisers, advertiser demand or user engagements.
We present Ex-TAC gross profit, Ex-TAC gross margin (calculated as Ex-TAC gross profit as a percentage of revenue), and Adjusted EBITDA as a percentage of Ex-TAC gross profit, because they are key profitability measures used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans, and make strategic decisions regarding the allocation of capital. Accordingly, we believe that these measures provide information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board of directors. There are limitations on the use of Ex-TAC gross profit in that traffic acquisition cost is a significant component of our total cost of revenue but not the only component and, by definition, Ex-TAC gross profit presented for any period will be higher than gross profit for that period. A potential limitation of this non-GAAP financial measure is that other companies, including companies in our industry, which have a similar business, may define Ex-TAC gross profit differently, which may make comparisons difficult. As a result, this information should be considered as supplemental in nature and is not meant as a substitute for revenue or gross profit presented in accordance with GAAP.
Adjusted EBITDA
We define Adjusted EBITDA as net income (loss) before gain on repurchase of long-term debt; interest expense; other expense (income) and interest income, net; provision (benefit) for income taxes; depreciation and amortization; stock-based compensation; and other income or expenses that we do not consider indicative of our core operating performance, including but not limited to, acquisition and integration costs, restructuring, and impairment charges. We present Adjusted EBITDA as a supplemental performance measure because it is a key profitability measure used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans and make strategic decisions regarding the allocation of capital, and we believe it facilitates operating performance comparisons from period to period.
We believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. However, our calculation of Adjusted EBITDA is not necessarily comparable to non-GAAP information of other companies. Adjusted EBITDA should be considered as a supplemental measure and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with GAAP.
Adjusted Net Income (Loss) and Adjusted Diluted EPS
Adjusted net income (loss) is a non-GAAP financial measure, which is defined as net income (loss) excluding items that we do not consider indicative of our core operating performance, including but not limited to gain on repurchase of long-term debt, acquisition and integration costs, restructuring charges, impairment of intangible assets, goodwill impairment, bridge facility costs, valuation allowance recognition, as well as the related income tax effects. Adjusted net income (loss), as defined above, is also presented on a per diluted share basis. We present adjusted net income (loss) and adjusted diluted EPS as supplemental performance measures because we believe they facilitate performance comparisons from period to period. However, adjusted net income (loss) or adjusted diluted EPS should not be considered in isolation or as a substitute for net income (loss) or diluted earnings per share reported in accordance with GAAP.
Free Cash Flow
Free cash flow is defined as cash flow provided by (used in) operating activities, less capital expenditures and capitalized software development costs. Adjusted free cash flow is defined as free cash flow plus direct acquisition costs. Free cash flow and adjusted free cash flow are supplementary measures used by our management and board of directors to evaluate our ability to generate cash and we believe it allows for a more complete analysis of our available cash flows. Free cash flow and adjusted free cash flow should be considered as supplemental measures and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with GAAP.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements may include, without limitation, statements generally relating to possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives, and statements relating to the Acquisition. You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “guidance,” “outlook,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,”

“foresee,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions or are not statements of historical fact.

We have based these forward-looking statements largely on our expectations and projections regarding future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors including, but not limited to: our ability to successfully integrate Legacy Teads or manage the combined business effectively; overall advertising demand and traffic generated by our media partners; our ability to continue to innovate, and adoption by our advertisers and media partners of our expanding solutions; the success of our sales and marketing investments, which may require significant investments and may involve long sales cycles; our ability to compete effectively against current and future competitors; the potential impact of artificial intelligence (“AI”) on our industry, our ability to adapt to advancements in AI and the regulation of generative AI content within the context of the Open Internet and display advertising, and our need to invest in AI-based solutions; our ability to attract and retain customers, management and other key personnel; the volatility of the market price of our common stock and our ability to satisfy the continued listing requirements of The Nasdaq Stock Market LLC, including the potential adverse effects on market liquidity and share price if our common stock is delisted; our ability to grow our business and manage growth effectively; our ability to raise additional financing in the future to fund our operations or service our existing indebtedness; loss of media partners could have a significant impact on our revenue and results of operations; our ability to maintain the integrity of our platform and prevent invalid, low quality or other non-human traffic that does not meet ad quality standards, and the impact of such activity on our relationships with media partners and advertisers; the risk that our research and development efforts may not meet the demands of a rapidly evolving technology market; any failure of our recommendation engine to accurately predict attention or engagement, any deterioration in the quality of our recommendations or failure to present interesting content to users or other factors which may cause us to experience a decline in user engagement or loss of media partners; limits on our ability to collect, use and disclose data to deliver advertisements; our ability to extend our reach into evolving digital media platforms; our ability to maintain and scale our technology platform; our ability to meet demands on our infrastructure and resources due to future growth or otherwise; our ability to realize anticipated benefits and synergies of the Acquisition, including, among other things, operating efficiencies, revenue synergies and other cost savings; unexpected costs, charges or expenses resulting from the Acquisition; our internal controls over financial reporting may not meet the standard required by Section 404 of the Sarbanes-Oxley Act; factors that affect advertising demand and spending, such as the continuation or worsening of unfavorable economic or business conditions or downturns, instability or volatility in financial markets, tariffs and trade wars and other events or factors outside of our control, such as U.S. and global recession concerns, geopolitical concerns, including the ongoing conflict involving the U.S., Iran, Israel and surrounding nations, supply chain issues, inflationary pressures, labor market volatility, bank closures or disruptions, the impact of challenging economic conditions, new or proposed legislation or other political and policy changes or uncertainties in the U.S., the impact of U.S. government shutdowns, and other factors that have and may further impact advertisers’ ability to pay; conditions in Israel, including the conflict between Israel and Hamas and the sustainability of the related cease-fire and any impacts from the ongoing conflict involving the U.S., Iran, Israel and surrounding nations; our ability to maintain our revenues or profitability despite quarterly fluctuations in our results, whether due to seasonality, large cyclical events, or other causes; the challenges of compliance with differing and changing regulatory requirements, particularly with respect to privacy and data protection; our failure or the failure of third parties to protect our sites, networks and systems against security breaches, or otherwise to protect the confidential information of us or our partners; outages or disruptions that impact us or our service providers, resulting from cyber incidents, or failures or loss of our infrastructure; significant fluctuations in currency exchange rates; political and regulatory risks in the various markets in which we operate; the outcome of legal proceedings, which we are subject to from time to time, including intellectual property, commercial and privacy disputes, and specifically our litigation against Google LLC and Alphabet Inc., including, among other things, the uncertainty and timing of any resolution and the amount of damages or other remedies we may recover, if any; the timing and execution of any cost-saving measures and the impact on our business or strategy; and the risks described in the section entitled “Risk Factors” and elsewhere in the Annual Report on Form 10-K filed for the year ended December 31, 2025, and in our subsequent reports filed with the Securities and Exchange Commission (the “SEC”), which are available on our website at https://investors.teads.com/ and on the SEC’s website at www.sec.gov.

Accordingly, you should not rely upon forward-looking statements as an indication of future performance. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or will occur, and actual results, events, or circumstances could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation and do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events or otherwise, except as required by law.
About Teads
Teads (Nasdaq: TEAD) is a leading omnichannel advertising platform focused on driving outcomes for brand and performance advertisers across screens. With a focus on meaningful business outcomes for full funnel objectives, Teads drives value by leveraging predictive AI technology to connect quality media, beautiful brand creative, and context-driven addressability and measurement. Teads is directly partnered with more than 10,000 publishers and 20,000 advertisers globally. The Company is headquartered in New York, New York with a global team of around 1,700 people in 30+ countries.
For more information, visit www.teads.com.
Media Contact
press@teads.com
Investor Relations Contact
IR@teads.com
(332) 205-8999

TEADS HOLDING CO.
Condensed Consolidated Statements of Operations
(In thousands, except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(Unaudited)
Revenue	$284,589	$343,096	$550,572	$629,453
Cost of revenue:
Traffic acquisition costs	161,200	198,927	319,309	382,162
Other cost of revenue	27,789	23,905	52,047	44,377
Total cost of revenue	188,989	222,832	371,356	426,539
Gross profit	95,600	120,264	179,216	202,914
Operating expenses:
Research and development	11,355	13,285	22,037	27,264
Sales and marketing	70,253	79,676	136,710	133,413
General and administrative	28,403	27,888	54,983	64,365
Impairment of intangible assets	—	—	—	15,614
Restructuring charges	1,238	1,674	2,941	8,953
Total operating expenses	111,249	122,523	216,671	249,609
Loss from operations	(15,649)	(2,259)	(37,455)	(46,695)
Other (expense) income:
Gain on repurchase of long-term debt	—	1,225	—	1,225
Interest expense	(17,417)	(17,524)	(34,826)	(40,648)
Other (expense) income and interest income, net	(2,113)	(1,506)	(2,672)	(1,990)
Total other (expense) income, net	(19,530)	(17,805)	(37,498)	(41,413)
Loss before income taxes	(35,179)	(20,064)	(74,953)	(88,108)
Provision (benefit) for income taxes	7,300	(5,751)	6,312	(18,952)
Net loss	$(42,479)	$(14,313)	$(81,265)	$(69,156)

Weighted average shares outstanding:
Basic	97,299,602	94,492,931	96,792,491	86,269,441
Diluted	97,299,602	94,492,931	96,792,491	86,269,441

Net loss per common share:
Basic	$(0.44)	$(0.15)	$(0.84)	$(0.80)
Diluted	$(0.44)	$(0.15)	$(0.84)	$(0.80)

TEADS HOLDING CO.
Condensed Consolidated Balance Sheets
(In thousands, except for number of shares and par value)

	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$88,016	$128,223
Short-term investments in marketable securities	2,995	10,476
Accounts receivable, net of allowances	282,179	342,352
Prepaid expenses and other current assets	32,934	49,347
Total current assets	406,124	530,398
Non-current assets:
Property, equipment and capitalized software, net	54,302	50,998
Operating lease right-of-use assets, net	28,622	28,810
Intangible assets, net	342,516	376,578
Goodwill	273,826	280,991
Deferred tax assets	9,404	10,485
Indemnification asset	28,742	27,789
Other assets	18,708	21,925
TOTAL ASSETS	$1,162,244	$1,327,974

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$214,824	$258,634
Accrued compensation and benefits	35,370	40,192
Deferred revenue	14,958	14,930
Short-term debt	7,081	17,595
Accrued and other current liabilities	140,767	152,710
Total current liabilities	413,000	484,061
Non-current liabilities:
Long-term debt	607,386	605,113
Operating lease liabilities, non-current	20,442	21,674
Deferred tax liabilities	64,894	73,101
Contingent tax liabilities	36,780	35,078
Other liabilities	12,389	13,510
TOTAL LIABILITIES	$1,154,891	$1,232,537

STOCKHOLDERS’ EQUITY:
Common stock, par value of $0.001 per share − one billion shares authorized; 98,364,526 shares issued and 98,065,162 shares outstanding as of June 30, 2026; 96,171,331 shares issued and 95,980,437 shares outstanding as of December 31, 2025	98	96
Preferred stock, par value of $0.001 per share − 100,000,000 shares authorized, none issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Additional paid-in capital	690,446	685,778
Treasury stock, at cost − 299,364 shares as of June 30, 2026 and 190,894 shares as of December 31, 2025	(646)	(533)
Accumulated other comprehensive income	85,283	96,659
Accumulated deficit	(767,828)	(686,563)
TOTAL STOCKHOLDERS’ EQUITY	7,353	95,437
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,162,244	$1,327,974

TEADS HOLDING CO.
Condensed Consolidated Statements of Cash Flows

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(In thousands) (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(42,479)	$(14,313)	$(81,265)	$(69,156)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Gain on repurchase of long-term debt	—	(1,225)	—	(1,225)
Depreciation and amortization of property and equipment	2,024	2,961	4,091	4,896
Amortization of capitalized software development costs	2,379	2,303	4,689	4,775
Amortization of intangible assets	13,144	13,073	26,201	21,539
Amortization of discount on marketable securities	(88)	(296)	(286)	(721)
Stock-based compensation	2,285	3,790	4,431	6,731
Non-cash operating lease expense	3,298	2,891	6,543	5,198
Provision for credit losses	2,617	1,166	4,758	1,464
Amortization of debt discount and issuance costs	1,152	1,244	2,273	14,087
Deferred income taxes	1,515	(14,061)	(4,661)	(31,847)
Impairment of intangible assets	—	—	—	15,614
Unrealized foreign currency transaction losses	1,332	2,457	2,153	4,145
Other	(3)	(5)	18	25
Changes in operating assets and liabilities:
Accounts receivable	(6,796)	967	51,818	38,572
Prepaid expenses and other current assets	14,204	7,443	16,616	13,344
Accounts payable, accrued expenses and other current liabilities	11,439	20,224	(58,244)	(2,150)
Operating lease liabilities	(3,455)	(2,812)	(6,646)	(5,426)
Deferred revenue	1,703	(2,020)	93	(2,850)
Other non-current assets and liabilities	4,888	1,257	1,706	7,063
Net cash provided by (used in) operating activities	9,159	25,044	(25,712)	24,078

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of a business, net of cash acquired	—	—	—	(598,319)
Purchases of property and equipment	(1,115)	(1,143)	(1,841)	(4,064)
Capitalized software development costs	(4,819)	(4,406)	(10,356)	(7,105)
Purchases of marketable securities	—	(1)	(13,081)	(16,603)
Proceeds from sales and maturities of marketable securities	10,249	3,000	20,739	77,221
Other	181	1	422	1
Net cash provided by (used in) investing activities	4,496	(2,549)	(4,117)	(548,869)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the Bridge Facility	—	—	—	625,000
Repayments of borrowings under the Bridge Facility	—	—	—	(625,000)
Proceeds from senior secured notes	—	—	—	625,305
Partial repayment of long-term debt	—	(7,674)	—	(7,674)
Payments of deferred financing and debt issuance costs	(713)	(2,646)	(763)	(30,801)
Payment of stock issuance costs	—	—	—	(775)
Treasury stock repurchases and share withholdings on vested awards	(75)	(198)	(113)	(553)
(Repayments of) proceeds from bank overdrafts, net	(10,184)	(23)	(10,232)	51
Net cash (used in) provided by financing activities	(10,972)	(10,541)	(11,108)	585,553
Effect of exchange rate changes	(179)	204	199	147
Net increase (decrease) in cash, cash equivalents and restricted cash	$2,504	$12,158	$(40,738)	$60,909
Cash, cash equivalents and restricted cash — Beginning	86,458	138,476	129,700	89,725
Cash, cash equivalents and restricted cash — Ending	$88,962	$150,634	$88,962	$150,634

TEADS HOLDING CO.
Non-GAAP Reconciliations
(In thousands)
(Unaudited)
The following table presents the reconciliation of Gross profit to Ex-TAC gross profit and Ex-TAC gross margin, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$284,589	$343,096	$550,572	$629,453
Traffic acquisition costs	(161,200)	(198,927)	(319,309)	(382,162)
Other cost of revenue	(27,789)	(23,905)	(52,047)	(44,377)
Gross profit	95,600	120,264	179,216	202,914
Other cost of revenue	27,789	23,905	52,047	44,377
Ex-TAC gross profit	$123,389	$144,169	$231,263	$247,291

Gross margin (gross profit as % of revenue)	33.6%	35.1%	32.6%	32.2%
Ex-TAC gross margin (Ex-TAC gross profit as % of revenue)	43.4%	42.0%	42.0%	39.3%
The following table presents the reconciliation of net loss to Adjusted EBITDA, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(42,479)	$(14,313)	$(81,265)	$(69,156)
Gain on repurchase of long-term debt	—	(1,225)	—	(1,225)
Interest expense	17,417	17,524	34,826	40,648
Other expense (income) and interest income, net	2,113	1,506	2,672	1,990
Provision (benefit) for income taxes	7,300	(5,751)	6,312	(18,952)
Depreciation and amortization	17,547	18,337	34,981	31,210
Stock-based compensation	2,285	3,790	4,431	6,731
Acquisition and integration costs	1,565	5,434	2,849	21,852
Restructuring charges	1,238	1,674	2,941	8,953
Impairment of intangible assets	—	—	—	15,614
Adjusted EBITDA	$6,986	$26,976	$7,747	$37,665

Net loss as % of gross profit	(44.4)%	(11.9)%	(45.3)%	(34.1)%
Adjusted EBITDA as % of Ex-TAC Gross Profit	5.7%	18.7%	3.3%	15.2%

TEADS HOLDING CO.
Non-GAAP Reconciliations
(In thousands)
(Unaudited)
The following table presents the reconciliation of net loss and diluted loss per share to adjusted net loss and adjusted diluted loss per share, respectively, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(42,479)	$(14,313)	$(81,265)	$(69,156)
Adjustments:
Acquisition and integration costs	1,565	5,434	2,849	21,852
Restructuring charges	1,238	1,674	2,941	8,953
Impairment of intangible assets	—	—	—	15,614
Gain on repurchase of long-term debt	—	(1,225)	—	(1,225)
Bridge facility costs	—	—	—	11,996
Total adjustments, before tax	2,803	5,883	5,790	57,190
Income tax effect	(368)	(1,226)	(755)	(12,985)
Total adjustments, after tax	2,435	4,657	5,035	44,205
Adjusted net loss	$(40,044)	$(9,656)	$(76,230)	$(24,951)

Basic and diluted weighted average shares	97,299,602	94,492,931	96,792,491	86,269,441

Diluted net loss per share - reported	$(0.44)	$(0.15)	$(0.84)	$(0.80)
Adjustments, after tax	0.03	0.05	0.05	0.51
Diluted net loss per share - adjusted	$(0.41)	$(0.10)	$(0.79)	$(0.29)

The following table presents the reconciliation of net cash used in operating activities to free cash flow, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by (used in) operating activities	$9,159	$25,044	$(25,712)	$24,078
Purchases of property and equipment	(1,115)	(1,143)	(1,841)	(4,064)
Capitalized software development costs	(4,819)	(4,406)	(10,356)	(7,105)
Free cash flow	$3,225	$19,495	$(37,909)	$12,909
Direct acquisition costs	—	2,643	—	14,447
Adjusted free cash flow	$3,225	$22,138	$(37,909)	$27,356